Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRMS

We consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-269316, 333-269317 and 333-279996) of First Seacoast Bancorp, Inc. of our report dated March 21, 2025, relating to the consolidated financial statements of First Seacoast Bancorp, Inc. and Subsidiaries, which appear in this Annual Report on Form 10-K of First Seacoast Bancorp, Inc. for the year ended December 31, 2024.

/s/ Wolf & Company, P.C.

Boston, Massachusetts

March 21, 2025